UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2023
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Vitesse Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

9200 E. Mineral Avenue, Suite 200 Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 361-2500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2023, Vitesse Energy, Inc. (the “Company”) and David R. Macosko, the Company’s former Chief Financial Officer, entered into a letter agreement (the “Letter Agreement”), pursuant to which Mr. Macosko agreed to provide certain transitional services to the Company until August 31, 2024 (the “Consulting Period”) to support the Company with the transition of his responsibilities. Pursuant to the Letter Agreement, Mr. Macosko will receive a consulting fee of $26,250 per month during the Consulting Period and the Company will subsidize his COBRA coverage for up to six months, subject to his agreement to certain release conditions. The Letter Agreement contains certain restrictive covenants and may be terminated by the Company at any time if Mr. Macosko materially breaches the Letter Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023.

Item 9.01    Financial Statements and Exhibits
(d)

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2023	VITESSE ENERGY, INC.

/s/ Christopher I. Humber
Christopher I. Humber
General Counsel & Secretary